                                PROMISSORY NOTE
                                ---------------

$1,285,161.57                                          Syracuse, New York
                                                       August 3, 1995

          FOR VALUE RECEIVED, J. Stanley Coyne ("Maker") hereby promises to pay to the order of OnBank & Trust Co., as Trustee ("Holder"), or it successors or assigns, the principal sum of ONE MILLION TWO HUNDRED EIGHTY-FIVE THOUSAND ONE HUNDRED SIXTY-ONE AND 57/100 DOLLARS ($1,285,161.57), with interest from the date hereof at the rate of ten percent (10%) per annum. Principal and all accrued interest shall be paid eight years from the date hereof when this Note shall become due and payable in full.

          The principal amount due each Trust is shown on Exhibit A.

          This Promissory Note is given in payment for certain shares of Coyne International Enterprises Corp. ("CTS") pursuant to a Stock Purchase Agreement between Maker and Holder dated October 7, 1994. Maker agrees that if the transactions under said Agreement do not qualify for installment sales treatment under the Internal Revenue Code, or if income taxes are otherwise due prior to the payment date of this Note, Maker will, within thirty days after written demand from Holder, prepay a sufficient amount of interest on this Note to enable Holder to pay the income tax which shall be due.

          All payments shall be made to Holder at its offices at 101 South Salina Street, Syracuse, NY 13202 or at such other address as shall hereafter be designated by the Holder in writing.

          Maker has pledged certain shares in Coyne International Enterprises Corp. purchased from Holder as collateral security for payment of this Note, pursuant to a Pledge and Security Agreement of even date.

          This note shall be governed by the laws of the State of New York in all respects, including matters of construction, validity and performance.


                                             /s/ J. Stanley Coyne
                                             -----------------------------------
                                             J. Stanley Coyne

                           INDEMNIFICATION AGREEMENT
                           -------------------------



                                August 3, 1995

OnBank & Trust Co.
101 South Salina Street
Syracuse, New York 13202

Gentlemen:

          This Indemnification Agreement is being furnished to you to satisfy the requirement contained in paragraph 7 of the Stock Purchase Agreement between us dated October 7, 1994. In consideration of your agreement to enter into the Stock Purchase Agreement, I hereby agree to indemnify, defend, and hold you harmless against any claims, actions, damages, losses, costs or expenses which may arise from or relate to my purchase of certain shares of stock of Coyne International Enterprises Corp. pursuant to the Stock Purchase Agreement, including the amount of any deductibles under your E&O insurance policy, which may arise from or relate to the Stock Purchase Agreement or my purchase of the stock of Coyne International Enterprises Corp. pursuant to this Agreement. My obligations under this Indemnification Agreement shall be binding upon me, my estate, and my successors and assigns. Further, in order to secure my indemnification obligation, I am providing you with the attached Guaranty of my obligations by Coyne International Enterprises Corp.

                                           Very truly yours,

                                           /s/ J. Stanley Coyne

                                           J. Stanley Coyne

                                   GUARANTY

          For value received, receipt of which is acknowledged, COYNE INTERNATIONAL ENTERPRISES CORP. hereby guarantees full payment and performance of all obligations of J. Stanley Coyne under the foregoing Indemnification Agreement. This is a guarantee of payment and not of collection and it is absolute, unconditional, and irrevocable.

                                           COYNE INTERNATIONAL
                                           ENTERPRISES CORP.



                                           By:/s/ Thomas M. Coyne
                                              ---------------------------------
                                              Thomas M. Coyne,
                                              President



STATE OF NEW YORK      )
                       )   ss.:
COUNTY OF ONONDAGA     )

     On this 13 day of June, 1995, before me personally came Thomas M. Coyne to me known, who, being duly sworn, did depose and say that he resides in Skaneateles, New York, that he is the President of Coyne International Enterprises Corp., the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.

                                       /s/ Linda M. Selley
                                       -----------------------------
                                       Notary Public